UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018
____________________________________
Semtech Corporation
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware
(State or other jurisdiction of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)    Appointment of New Directors.
On September 20, 2018, the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) increased the size of the Board to ten members and appointed each of Rodolpho Cardenuto and Saar Gillai to serve as a director of the Company effective September 20, 2018. Mr. Cardenuto was also appointed to serve as a member of the Compensation Committee of the Board and Mr. Gillai was also appointed to serve as a member of the Audit Committee of the Board. The Board has determined that each of Mr. Cardenuto and Mr. Gillai is an independent director under the listing standards of the Nasdaq Stock Market (“Nasdaq”) and meets the additional independence requirements of Nasdaq and the Securities and Exchange Commission with respect to compensation committee and audit committee, respectively.

There are no other arrangements or understandings between either of Messrs. Cardenuto and Gillai and any other persons pursuant to which they were selected as a director. None of Messrs. Cardenuto and Gillai have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, each of Messrs. Cardenuto and Gillai will be compensated for his service on the Board in accordance with the Company’s Policy Regarding Director Compensation (the “Director Compensation Policy”). In accordance with the Director Compensation Policy, each of Messrs. Cardenuto and Gillai will receive a retainer of $45,000 per year for his service on the Board and an additional retainer of $10,000 per year for his service on the Compensation Committee of the Board and Audit Committee of the Board, respectively. Also in accordance with the Director Compensation Policy, on September 20, 2018, each of Messrs. Cardenuto and Gillai was granted the following equity awards under the Company’s 2017 Long-Term Equity Incentive Plan:

•	An award of 924 restricted stock units that will be paid, subject to vesting, in an equal number of shares of the Company’s common stock following the vesting date.

•	An award of 1056 restricted stock units that will be paid, subject to vesting, in cash in connection with separation from service on the Board of such director.

•
Messrs. Cardenuto and Gillai’s restricted stock unit awards are scheduled to vest on the earlier of (1) the one-year anniversary of the grant date and (2) the day prior to the Company’s 2019 annual meeting of stockholders, subject to such director’s continued service to the Company through such vesting date. The restricted stock unit awards are subject to accelerated vesting in accordance with the Director Compensation Policy.

The Company will enter into its standard form of indemnification agreement for Board members (the “Indemnification Agreement”) with each of Messrs. Cardenuto and Gillai. The form of Indemnification Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2010. The Director Compensation Policy is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 29, 2018.

Item 7.01    Regulation FD Disclosure.

On September 24, 2018, the Company issued a press release regarding the appointment of each of Messrs. Cardenuto and Gillai to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the copy of the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including the copy of the press release attached hereto as Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Semtech Corporation Press Release dated September 24, 2018. (This Exhibit 99.1 is being furnished and shall not be deemed “filed” as set forth in Item 7.01 hereof.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
Emeka N. Chukwu
Chief Financial Officer